EXHIBIT 99.1

Accelerate Diagnostics Reports Fourth Quarter 2019 Financial Results

TUCSON, Ariz., February 27, 2020 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today announced financial results for the fourth quarter and full year ended December 31, 2019.

“Our contracted instrument trajectory continued over the course of 2019 as we doubled our global contracted instrument base by signing 304 instruments, including 137 units during the fourth quarter. Our full-year revenue was short of expectations as multi-site customers in the U.S. have taken longer than anticipated to go live and begin generating consumable revenue,” said Jack Phillips, president and chief executive officer of Accelerate Diagnostics, Inc. “One of my initial areas of focus was to evaluate and re-engineer our go-live process, and I am confident the resulting improvements will help relieve our 255 U.S. instrument backlog and make the process quicker and more predictable. For clinically live accounts, I am encouraged that annual annuities are approximately $45k, proving to be predictable, and these customers are enthusiastic about the outcomes they are realizing.”

Fourth Quarter 2019 Highlights

•	Added 137 net new commercially contracted instruments, compared to 133 in the fourth quarter of 2018.

•	Net sales of $3.5 million, compared to $1.8 million in the fourth quarter of 2018, or 94% year-over-year growth.

•	Gross margin was 44% for the quarter, compared to 29% in the fourth quarter of 2018. This increase was the result of lower consumable production costs per unit as production volumes increase. Certain perishable raw materials exceeded expiration and required disposal in the quarter. Excluding the impact of this charge, gross margin for the fourth quarter was 51%.

•	Research and development (R&D) costs for the quarter were $6.2 million, compared to $6.9 million in the fourth quarter of 2018. We expected this spend to remain relatively flat on a year-over-year basis, as our R&D programs remain consistent.

•	Selling, general, and administrative expenses for the quarter were $13.6 million, compared to $13.4 million in the fourth quarter of 2018. These expenses remained relatively unchanged on a year-over-year basis.

•	Net loss was $21.3 million in the fourth quarter, or $0.39 per share, which included $3.2 million in non-cash stock-based compensation expense.

•	Net cash used in the quarter was $13.5 million, and the company ended the quarter with total cash, investments, and cash equivalents of $108.5 million.

Full Year 2019 Highlights

•	Added 304 net new commercially contracted instruments year to date, compared to 202 in 2018.

•	Net sales of $9.3 million, compared to $5.7 million in 2018, or 63% year over year growth.

•	Gross margin was 47%, compared to 44% in 2018. This increase was the result of lower consumable production costs per unit as production volumes increase. Certain perishable raw materials exceeded expiration and required disposal in the fourth quarter. Excluding the impact of this charge, gross margin for the year was 53%.

•	Selling, general, and administrative expenses were $51.9 million, compared to $55.2 million in 2018. This decrease was driven by lower stock-based compensation expense in the current year.

•	Research and development (R&D) costs were $25.3 million, compared to $27.6 million in 2018. We expected this spend to remain relatively flat on a year-over-year basis, as our R&D programs remain consistent.

•	Net loss was $84.3 million, or $1.55 per share, which included $12.6 million in non-cash stock-based compensation expense.

•	Net cash used was $58.0 million, and the company ended the year with total cash, investments, and cash equivalents of $108.5 million.

Full financial results for the quarter and year ending December 31, 2019 will be filed on Form 10-K through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Audio Webcast and Conference Call

The company will host a conference call at 4:30PM ET today to review its first quarter results. To listen to the conference call, dial +1.877.883.0383 and enter the conference ID: 2860141. International participants may dial +1.412.902.6506. Please dial in 10 to 15 minutes prior to the start of the conference call. A replay of the call will be available by telephone at +1.877.344.7529 (U.S.) or +1.412.317.0088 (international) using replay code 10138283 until May 19, 2020.

This conference call will also be webcast and can be accessed from the “Investors” section of the company’s website at axdx.com/investors. A replay of the audio webcast will be available until May 19, 2020.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. The Accelerate Pheno® system and Accelerate PhenoTest® BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. The FDA cleared system and kit fully automate the sample preparation steps to report phenotypic antibiotic susceptibility results in approximately 7 hours direct from positive blood cultures. Recent external studies indicate the solution offers results 1-2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier.

The “ACCELERATE DIAGNOSTICS” and “ACCELERATE PHENO” and “ACCELERATE PHENOTEST” and diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, about the company’s placement trajectory, our belief that our re-engineered go-live process will make our implementation process quicker and more predictable, thereby relieving our backlog, our belief that annual annuities will average approximately $45,000, our expectation that customers will be enthusiastic about clinical results, and our expectation that R&D expenses will be relatively flat from 2019 to 2020. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Accelerate Diagnostics is contained in the section captioned "Risk Factors" in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 27, 2020, and in any other reports that the company files with the Securities and Exchange Commission. The company's forward-looking statements could be affected by general industry and market conditions. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

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Investor Inquiries:

Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Media Contact:

Andrew Chasteen, Accelerate Diagnostics, +1 520 365-3100, achasteen@axdx.com

Source: Accelerate Diagnostics Inc.

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$61,014	$66,260
Investments	47,437	100,218
Trade accounts receivable	3,222	1,860
Inventory	8,059	7,746
Prepaid expenses	955	980
Other current assets	1,165	576
Total current assets	121,852	177,640
Property and equipment, net	7,905	7,303
Right of use assets	3,917	—
Other non-current assets	750	322
Total assets	$134,424	$185,265

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,351	$1,322
Accrued liabilities	3,828	4,962
Accrued interest	1,262	1,262
Deferred revenue	271	217
Current operating lease liability	450	—
Total current liabilities	8,162	7,763
Non-current operating lease liability	3,579	—
Other non-current liabilities	19	53
Convertible notes	130,043	120,074
Total liabilities	141,803	127,890

Commitments and contingencies

Stockholders' equity (deficit):
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized and none outstanding as of December 31, 2019 and 2018	—	—
Common stock, $0.001 par value;
85,000,000 common shares authorized with 54,708,792 shares issued and outstanding on December 31, 2019 and 75,000,000 common shares authorized with 54,231,876 shares issued and outstanding on December 31, 2018	55	54
Contributed capital	452,344	432,885
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(414,653)	(330,348)
Accumulated other comprehensive loss	(58)	(149)
Total stockholders' equity (deficit)	(7,379)	57,375
Total liabilities and stockholders' equity (deficit)	$134,424	$185,265

See accompanying notes to consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Years Ended December 31,
	2019	2018	2017
Net sales	$9,297	$5,670	$4,177

Cost of sales	4,897	3,187	1,002
Gross profit	4,400	2,483	3,175

Costs and expenses:
Research and development	25,345	27,638	22,301
Sales, general and administrative	51,886	55,214	45,058
Total costs and expenses	77,231	82,852	67,359

Loss from operations	(72,831)	(80,369)	(64,184)

Other income (expense):
Interest expense	(14,256)	(10,113)	—
Foreign currency exchange loss	(124)	(450)	(75)
Interest and dividend income	2,809	2,845	908
Other expense, net	(14)	(28)	(184)
Total other income (expense), net	(11,585)	(7,746)	649

Net loss before income taxes	(84,416)	(88,115)	(63,535)
Benefit (provision) for income taxes	111	(211)	(493)
Net loss	$(84,305)	$(88,326)	$(64,028)

Basic and diluted net loss per share	$(1.55)	$(1.62)	$(1.18)
Weighted average shares outstanding	54,506	54,494	54,073

Other comprehensive loss:
Net loss	$(84,305)	$(88,326)	$(64,028)
Net unrealized gain (loss) on available-for-sale investments	193	23	(117)
Foreign currency translation adjustment	(102)	(172)	321
Comprehensive loss	$(84,214)	$(88,475)	$(63,824)

See accompanying notes to consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(in thousands)

	Shares	Common Stock Amount	Contributed Capital	Accumulated Deficit	Treasury stock	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
Balances, January 1, 2017	51,516	$52	$255,257	$(177,289)	$—	$(204)	$77,816
Net loss	—	—	—	(64,028)	—	—	(64,028)
Issuance of common stock	3,085	3	83,221	—	—	—	83,224
Exercise of options and warrants	1,045	1	6,605	—	—	—	6,606
Issuance of common stock under employee purchase plan	28	—	597	—	—	—	597
Unrealized loss on available-for-sale securities	—	—	—	—	—	(117)	(117)
Foreign currency translation adjustment	—	—	—	—	—	321	321
Cumulative impact of accounting change	—	—	—	(655)	—	—	(655)
Equity-based compensation	—	—	14,940	—	—	—	14,940
Balances, December 31, 2017	55,674	56	360,620	(241,972)	—	—	118,704
Net loss	—	—	—	(88,326)	—	—	(88,326)
Exercise of options and restricted stock awards issued	382	—	3,749	—	—	—	3,749
Issuance of common stock under employee purchase plan	35	—	583	—	—	—	583
Unrealized gain on available-for-sale securities	—	—	—	—	—	23	23
Foreign currency translation adjustment	—	—	—	—	—	(172)	(172)
Repurchase of common stock under Prepaid Forward contract	(1,859)	(2)	—	—	(45,067)	—	(45,069)
Issuance of convertible note	—	—	53,283	—	—	—	53,283
Cumulative impact of accounting change	—	—	—	(50)	—	—	(50)
Equity-based compensation	—	—	14,650	—	—	—	14,650
Balances, December 31, 2018	54,232	54	432,885	(330,348)	(45,067)	(149)	57,375
Net loss	—	—	—	(84,305)	—	—	(84,305)
Issuance of common stock	56	—	1,000	—	—	—	1,000
Exercise of options and restricted stock awards issued	396	1	5,364	—	—	—	5,365
Issuance of common stock under employee purchase plan	25	—	458	—	—	—	458
Unrealized gain on available-for-sale securities	—	—	—	—	—	193	193
Foreign currency translation adjustment	—	—	—	—	—	(102)	(102)
Equity-based compensation	—	—	12,637	—	—	—	12,637
Balances, December 31, 2019	54,709	$55	$452,344	$(414,653)	$(45,067)	$(58)	$(7,379)

See accompanying notes to consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENT OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2019	2018	2017
Cash flows from operating activities:
Net loss	$(84,305)	$(88,326)	$(64,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,602	2,561	2,196
Amortization of investment discount	(427)	(621)	326
Equity-based compensation expense	12,618	14,422	13,933
Amortization of debt discount and issuance costs	9,969	6,849	—
Loss on disposal of property and equipment	837	678	240
(Increase) decrease in assets:
Accounts receivable	(1,362)	86	(1,912)
Inventory	(3,655)	(4,223)	(7,759)
Prepaid expense and other assets	(752)	(250)	(459)
Increase (decrease) in liabilities:
Accounts payable	988	(748)	1,064
Accrued liabilities	(1,327)	1,426	596
Accrued interest	—	1,262	—
Deferred revenue and income	54	(904)	36
Deferred compensation	(34)	32	21
Net cash used in operating activities	(64,794)	(67,756)	(55,746)
Cash flows from investing activities:
Purchases of equipment	(330)	(998)	(2,966)
Purchase of marketable securities	(50,226)	(120,556)	(82,333)
Proceeds from sales of marketable securities	14,500	3,000	11,522
Maturities of marketable securities	88,867	98,416	48,049
Net cash provided by (used in) investing activities	52,811	(20,138)	(25,728)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,458	583	83,821
Proceeds from exercise of options and warrants	5,365	3,749	6,606
Proceeds from issuance of convertible note	—	171,500	—
Prepayment of forward stock repurchase transaction	—	(45,069)	—
Payment of debt issuance costs	—	(4,992)	—
Net cash provided by financing activities	6,823	125,771	90,427

Effect of exchange rate on cash	(86)	(130)	316

Increase (decrease) in cash and cash equivalents	(5,246)	37,747	9,269
Cash and cash equivalents, beginning of period	66,260	28,513	19,244
Cash and cash equivalents, end of period	$61,014	$66,260	$28,513

See accompanying notes to consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

STATEMENT OF CASH FLOWS (CONTINUED)

(in thousands)

	Years Ended December 31,
	2019	2018	2017
Non-cash investing activities:
Transfer of instruments from inventory to property and equipment	$3,361	$4,767	$—
Supplemental cash flow information:
Interest paid	$4,288	$2,001	$—
Income taxes paid, net of refunds	$41	$651	$—

See accompanying notes to consolidated financial statements.